PRESS RELEASE

March 21, 2013  |  For Immediate Release

Spindle Announces Closing of MeNetwork Acquisition

SCOTTSDALE, Ariz., March 21, 2013 -- Spindle, Inc., (OTCBB:  SPDL), a leading provider of mobile payments solutions, announced that is has concluded the acquisition of MeNetwork, an international location- and time-based mobile marketing platform for merchants and consumers.

“We are delighted to finalize the deal with MeNetwork, which now gives Spindle a comprehensive mobile commerce solution that incorporates mobile marketing and mobile payments,” said Bill Clark, president of Spindle. “The addition of MeNetwork’s capabilities gives Spindle a best-of-breed solution which includes customer outreach, prospect nurturing, and frictionless payment processing for purchases with a mobile device. Spindle provides the ‘Building Blocks’ for our channel partners to build a branded, full-service, mobile experience for their customers.”

The integration of MeNetwork’s technology into the Spindle platform creates a comprehensive mobile commerce ecosystem that incorporates location- and time-based mobile marketing, fulfillment, and loyalty with mobile payment services. Through this single solution, merchants can directly engage consumers and form durable ongoing relationships via their mobile devices.

Merchants can leverage these powerful new connections to drive commerce, establish customer loyalty, and enable consumers to share the unique content they discover through their preferred social media channels. The solution touches on all aspects of mobile commerce, beginning with initial merchant-consumer discovery, and continuing to sales consummation via the user's mobile device at the physical point of sale.

All marketing and advertising is done using sophisticated location and merchant category targeting that eliminates unwanted - and unneeded - consumer interruptions.  This empowers both merchants and consumers to connect on a level that suits both parties, and leads to better ROI for merchants with more relevant offers for consumers.

About Spindle, Inc.

Spindle is an innovator of mobile payment solutions for the banking industry, retail sector and consumer-facing companies. A pioneer in "Frictionless Finance", the company is actively developing new and improved ways for companies and end consumers to fluidly transact and exchange funds, regardless of platform. Spindle is dedicated to delivery of secure payment services crossing traditional boundaries by offering cutting-edge solutions that enable buyers, sellers and individuals to transact face-to-face or virtually using mobile or internet devices. Spindle also owns and has developed an extensive intellectual property portfolio, including patents pending, covering networks, mobile payments and security. For more information, visit www.SpindleHQ.com.

About MeNetwork

Serving merchants in over 85 markets around the United States, MeNetwork delivers targeted offers, events, and relevant messaging through location-based services.  Consumers download the free MeNetwork app on their iOS and Android devices, and can then immediately opt-in to receive relevant offers from nearby merchants. Consumers can purchase goods and services from within the app using Spindle’s integrated mobile payments platform, providing both consumers and merchants with a comprehensive and efficient mobile commerce experience. For more information, visit www.TheMeNetwork.net.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

Public Relations Contact
Glenn Goldberg
Chief Executive Officer
Parallel Communications Group
516-705-6116
ggoldberg@parallelpr.com

Investor Relations Contact
Jason Assad
678-570-6791